UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2019, FTE Networks, Inc. (“FTE” or the “Company”) accepted the resignations of four members of the Board of Directors (the “Board”) of the Company: Christopher Ferguson, Luisa Ingargiola, Brad Mitchell and Patrick O’Hare.

Luisa Ingargiola previously resigned from the Audit Committee of the Board on May 14, 2019. While conducting diligence on Board compensation in connection with the previously announced debt restructuring, the Company concluded that Ms. Ingargiola provided services to the Company at the request of Mr. Palleschi to engage with potential investors and lenders to help secure financing, in addition to her services as a Director, during 2017, 2018 and early 2019, and was compensated for such services. Ms. Ingargiola received payments totaling $101,112 during 2017, $76,999 during 2018, and $4,596 during 2019, as well as employment benefits over the same period totaling $15,225.00, and a car allowance expense from April through September 2017 estimated to be $3,600. The 2017 and 2018 compensation amounts were $71,112 and $46,999 higher, respectively, than the terms of Ms. Ingargiola’s original board service agreement, exclusive of the benefits mentioned above. As a result of her receipt of compensation for such additional services, Ms. Ingargiola did not meet the independence standards of NYSE American LLC and Rule 10A-3 under the Securities Exchange Act of 1934 for the purpose of serving on the Audit Committee of the Board.

During 2017 and 2018, Christopher Ferguson received a total of $130,500 of compensation in connection with his service as a Director. Further, Mr. Ferguson received payments of $26,500 between March 21, 2017 and August 17, 2017 for real estate that he sub-leased to the Company. While the Company has not been able to determine that Mr. Ferguson was not independent for Audit Committee purposes during his service, Mr. Ferguson has agreed that he will return to the Company the amount that exceeds what he was due under his board service agreement, currently estimated at $74,000 and subject to potential reduction for amounts due for 2016 and agreed to for 2019, through a reduction of the amount of monies that he loaned to the Company in the amount of $613,162.22 (inclusive of interest).

Following the resignations announced above, the Board consists of Fred Sacramone and James Shiah. Messrs. Sacramone and Shiah are currently vetting candidates to join the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: June 3, 2019